SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 1, 2023

NORTECH SYSTEMS INCORPORATED
(Exact name of registrant as specified in charter)

Minnesota	0-13257	41-1681094
(State or other jurisdiction	(Commission	IRS Employer
of incorporation)	File Number)	Identification No.)

7550 Meridian Circle N. Ste 150, Maple Grove, MN 55369
(Address of principal executive offices)

(952) 345-2244
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $.01 per share	NSYS	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment of Andrew D.C. LaFrence.

Mr. LaFrence, age 60, brings over 39 years of finance and accounting experience to Nortech Systems Incorporated (the "Company"). From 2021 to 2023, he was Chief Financial Officer of Vyant Bio, Inc., an innovative biotechnology company reinventing drug discovery for complex neurodevelopmental and neurodegenerative disorders, and he also served Vyant Bio, Inc. most recently in the additional roles of President and CEO. Mr. LaFrence served briefly as CFO of KORU Medical Systems in 2023. Mr. LaFrence served as Chief Financial Officer and Chief Operating Officer of StemoniX, Inc., a drug discovery platform company, from 2019 to 2021, until closing of its merger with Vyant Bio. From 2018 to 2019, Mr. LaFrence was Senior Vice President and Chief Financial Officer of Biothera Pharmaceuticals, Inc., and prior to that, he served as CFO at Surmodics, Inc. (NASDAQ: SRDX). Mr. LaFrence spent the first 26 years of his professional career at KPMG where he led the Minneapolis office Life Sciences practice for over 10 years. Mr. LaFrence is a CPA with a BS in Accounting from Illinois State University.

Employment Agreement

On December 1, 2023, the Company entered into an Employment Agreement with Andrew D. C. LaFrence (the “LaFrence Agreement”) as the Company’s Chief Financial Officer and Senior Vice President of Finance effective December 1, 2023. Mr. LaFrence assumed the duties of chief financial officer and principal accounting officer from Alan Nordstrom. The term of the LaFrence Agreement continues until November 30, 2024, which will automatically renew for successive one-year renewal terms unless either party notifies the other party in writing at least ninety days prior to expiration. Under the LaFrence Agreement, Mr. LaFrence is entitled to receive an annualized base salary of $315,000 and is eligible to participate in the Company’s benefit plans. Mr. LaFrence is eligible for bonus compensation based upon satisfaction of specific criteria to be determined each calendar year, with a stated payout percentage of up to 45% of base salary under the bonus plan.

Pursuant to the LaFrence Agreement, the Company issued Mr. LaFrence a non-qualified stock option for 40,000 shares of common stock under the Company’s 2017 Stock Incentive Plan that will vest annually in five equal installments. The stock option has an exercise price equal to the fair market value of the Company’s common stock on the grant date, or $9.04 per share and expires on December 3, 2033.

The LaFrence Agreement has customary non-solicitation and confidentiality provisions.

Under the LaFrence Agreement, if Mr. LaFrence employment is terminated by the Company without Cause (as defined in the LaFrence Agreement) or by Mr. LaFrence for Good Reason (as defined in the LaFrence Agreement), so long as he has signed and has not revoked a release agreement, he will be entitled to receive severance comprised of (i) his base salary in effect at time of termination for the longer of (a) the remainder of the term of the LaFrence Agreement or (b) nine months and (ii) certain benefits set forth in the LaFrence Agreement.

If Mr. LaFrence’s employment is terminated within 12 months after a Change of Control (as defined in the LaFrence Agreement) by the Company without Cause, so long as he has signed and has not revoked a release agreement, he will be entitled to receive severance comprised of (i) his base salary in effect at time of termination for the longer of (a) the remainder of the term of the LaFrence Agreement or (b) nine months and (ii) certain benefits set forth in the LaFrence Agreement.

The foregoing summary of the LaFrence Agreement is qualified in all respects by the LaFrence Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by this reference.

ITEM 8.01 Other Information.

On December 5, 2023, the Company issued a press release announcing the employment of Andrew D. C. LaFrence to serve as the Company’s Chief Financial Officer effective December 1, 2023. A copy of the Company’s press release is furnished as Exhibit 99.1 to this report.

ITEM 9.01 Financial Statements and Exhibits.

Exhibits.

Exhibit No.	Description

10.1	Employment Agreement dated as of December 1, 2023, by and between Nortech Systems, Incorporated and Andrew D. C. LaFrence.

99.1	Press release dated December 5, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2023

Nortech Systems Incorporated
(Registrant)

/s/ Jay D. Miller
Jay D. Miller Chief Executive Officer

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